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                                                                    Exhibit 24.1

(Extra signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on April 15, 1999.


                                          GST TELECOMMUNICATIONS, INC.


                                          By:  /s/ Joseph A. Basile, Jr.
                                             ----------------------------------
                                             Joseph A. Basile, Jr.
                                             President, Chief Executive Officer
                                             and Director